EXHIBIT 10.28
AMENDMENT NO. 1 TO THE REPUBLIC SERVICES, INC.
2021 STOCK INCENTIVE PLAN
WHEREAS, Republic Services, Inc., a Delaware corporation (the “Company”), adopted the Republic Services, Inc. 2021 Stock Incentive Plan (the “Plan”), which was approved by the Company’s shareholders on May 8, 2020 at the Company’s 2020 Annual Meeting of Shareholders; and
WHEREAS, capitalized terms used herein and not herein defined shall have the respective meanings ascribed thereto in the Plan; and
WHEREAS, pursuant to the Section 17(k) of the Plan, the board of directors of the Company (the “Board”) reserved the right to amend the Plan; and
WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders to amend the Plan to permit the issuance of fractional shares of Common Stock; and
WHEREAS, the Board has determined that such amendment does not require the approval of the Company’s stockholders.
NOW THEREFORE, the Plan is hereby amended, effective February 4, 2025, as follows:
1.Section 6(d) of the Plan is amended in its entirety to read as follows:
“(d)    Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Republic by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Republic or other increase or decrease in such shares effected without receipt of consideration by Republic occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan; (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Individual in any one fiscal year; (iv) the calculation of the reduction of shares of Common Stock available under the Plan; (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards; (vi) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan and/or (vii) number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 13. Any adjustments made under this Section 6(d) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.”

2.Section 10(e)(ii) of the Plan is amended in its entirety to read as follows:
“(ii)    Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable), shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service occurs, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as determined by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.”
3.All other provisions of the Plan remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment on this 4th day of February, 2025.

REPUBLIC SERVICES, INC.

By:     /s/ Catharine D. Ellingsen

Name: Catharine D. Ellingsen

Title: Executive Vice President, Chief Legal Officer,
Chief Ethics & Compliance Officer and Corporate Secretary
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